Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the in-corporation by reference in Registration Statements on Form S-8 (Nos. 333-51708, 333-125625, 333-143548, and 333-166754) and Registration Statement No. 333-208560 on Form S-3 of our reports dated September 27, 2017, relating to the consolidated financial statements and financial statement schedule of Comtech Telecommunications Corp., and the effectiveness of Comtech Telecommunications Corp.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Comtech Telecommunications Corp. for the year ended July 31, 2017.

Jericho, New York
September 27, 2017